Exhibit 5.1

July 9, 2014

Interface Security Systems Holdings, Inc.

Interface Security Systems, L.L.C.

3773 Corporate Center Drive

Earth City, Missouri 63045

Re:                             Interface Security Systems Holdings, Inc. & Interface Security Systems, L.L.C.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”), and Interface Security Systems, L.L.C., a Louisiana limited liability company and wholly-owned subsidiary of Holdings (“Interface Systems” and together with Holdings, the “Companies”), in connection with the preparation and filing by the Companies with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to up to $230,000,000 aggregate principal amount of 9¼% Senior Secured Notes due 2018 (the “Exchange Notes”) of the Company to be issued under an Indenture (the “Indenture”), dated as of January 18, 2013, among the Company, the subsidiaries of the Companies named as guarantors therein (the “Guarantors”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”), pursuant to an exchange offer (the “Exchange Offer”) by the Companies described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 9¼% Senior Secured Notes due 2018 (the “Initial Notes”) previously issued under the Indenture. Following the issuance of the Initial Notes, the Companies completed a series of transactions by which all of the then-existing subsidiaries of the Companies, including the Guarantors, were merged with and into Interface Systems, as further described in the Registration Statement. Accordingly, the Initial Notes are not currently guaranteed, and upon issuance, the Exchange Notes will not be guaranteed. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate and limited liability company records of the Companies and other certificates and documents of officials or representatives of the Companies, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Exchange Notes will conform to the specimen thereof we have reviewed and that the Exchange Notes will be duly authenticated in accordance with the terms of the Indenture. We have also assumed the due authorization, execution, issuance and delivery of the Indenture by the parties thereto other than the Companies, the authentication of the Initial Notes by the Trustee and that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates or verbal confirmations, as applicable, of public officials and certificates of officers of the Companies, all of which we assume to be true, correct and complete.

1700 Pacific Avenue, Suite 4100 | Dallas, Texas 75201-4675 | 214.969.2800 | fax: 214.969.4343 | akingump.com

July 9, 2014

Interface Security Systems Holdings, Inc.

Interface Security Systems, L.L.C.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered by or on behalf of the Companies in accordance with the terms of the Indenture against receipt of Initial Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will be valid and binding obligations of the Companies, enforceable against the Companies in accordance with their terms.

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

A.                                 We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the Laws of the State of New York; (ii) the Delaware General Corporation Law; (iii) the Louisiana Limited Liability Company Law; and (iv) the federal securities Laws of the United States of America.

B.                                 With respect to Interface Systems, we have relied on the opinion of Wiener, Weiss & Madison, APC attached hereto as Exhibit A, special Louisiana counsel, as to the matters governed by the Louisiana Limited Liability Company Law, including the existence of Interface Systems and the due authorization, execution, issuance and delivery of the Indenture and the Initial Notes by Interface Systems, which opinion, including all assumptions, exemptions, qualifications and limitations contained therein, is incorporated herein by reference.

C.                                 The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution; and (iv) laws governing the waiver of stay, extension, or usury laws.

July 9, 2014

Interface Security Systems Holdings, Inc.

Interface Security Systems, L.L.C.

D.                                 This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Companies or any other person or any other circumstance.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

EXHIBIT A

OPINION OF WIENER, WEISS & MADISON, APC

[Attached]

July 9, 2014

Interface Security Systems, L.L.C.

3773 Corporate Center Drive

Earth City, Missouri 63045

Re:                             Interface Security Systems Holdings, Inc. & Interface Security Systems, L.L.C.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Interface Security Systems, L.L.C., a Louisiana limited liability company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended. The Registration Statement relates to up to $230,000,000 aggregate principal amount of 9¼% Senior Secured Notes due 2018 (the “Exchange Notes”) of the Company to be issued under an Indenture (the “Indenture”), dated as of January 18, 2013, among the Company, Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”), the subsidiaries of the Company and Holdings then party thereto as Guarantors, and Wells Fargo Bank, N.A., as trustee, pursuant to an exchange offer by the Company and Holdings described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 9¼% Senior Secured Notes due 2018 previously issued under the Indenture.

In our capacity as special Louisiana counsel to the Company and for the purposes of the opinions expressed herein, we have reviewed such corporate records, certificates and documents as we deemed necessary for the purpose of the opinions expressed herein. We have relied as to certain factual matters on information obtained from public officials and officers of the Company.

In giving the opinions expressed herein, we have assumed without any inquiry or other investigation that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as certified or photostatic copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any documents that we reviewed or relied on had, at the time of such execution, legal capacity and (v) all public records reviewed by us or on our behalf are accurate and complete.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                      The Company is validly existing and in good standing under the laws of the State of Louisiana.

2.                                      The Proper Officers (hereinafter defined) of the Company were duly authorized by the Board of Managers of the Company to execute and deliver the Indenture and the

Exchange Notes.  The “Proper Officers” of the Company are the Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer or any Vice President of the Company.

3.                                      The Company has the power and authority to enter into, deliver and perform its obligations under the Indenture and the Exchange Notes and to consummate the transactions contemplated therein. The execution and delivery by the Company of the Indenture and the Exchange Notes have been duly authorized by the Company.

We express no opinion with respect to the laws of any jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Louisiana. We express no opinion as to the securities laws of the State of Louisiana. The opinions expressed herein are limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

This letter and the opinions expressed herein are being furnished by us to you solely for your benefit and may not be relied on by any other person or for any other purpose without our prior written consent; provided, however, that we understand and acknowledge that Akin, Gump, Strauss, Hauer & Feld, L.L.P. will rely on our opinions expressed herein in providing its opinion letter to you on the date hereof for use as Exhibit 5.1 to the Registration Statement and we consent to that reliance.

Very truly yours,

/s/ WIENER, WEISS & MADISON, APC

WIENER, WEISS & MADISON, APC